Paulson Capital Corporation Reports 2006 Second Quarter Results

PORTLAND, OR -- 08/14/2006 -- Paulson Capital Corp. (NASDAQ: PLCC), parent company to Paulson Investment Company, Inc., today announced its second quarter financial results for the three and six months ended June 30, 2006.

Financial highlights for the three months ended June 30, 2006 compared to the three months ended June 30, 2005:

--  Sales commissions generated from the Company's retail stock brokerage business increased 9% to $4.1 million, up from $3.7 million.
--  Corporate finance revenues climbed 582% to $3.2 million from $466,000.
--  Investment income from the Company's proprietary investment accounts was approximately $76,000, down from $12.4 million.  The decrease was driven by a decline in market value or fair value of the securities and underwriter warrants held by the Company during the second quarter period.
--  Trading income also decreased as a result of weaker performance in some of the securities that the Company makes a market.  The Company reported a trading loss of $255,000, down from trading income of $1.4 million.
--  Total revenues were $7.1 million, a decline from revenues of $18 million.
--  Expenses dropped 24% to $6 million from $7.9 million.
--  Net income totaled $721,000, or $0.12 basic and diluted earnings per share, compared to net income of $6.1 million, or $0.97 basic and diluted earnings per share.
Financial highlights for the six months ended June 30, 2006 compared to the six months ended June 30, 2005:
--  Sales commissions increased 4% to $8.2 million from $7.9 million.
--  Corporate finance revenues jumped 452% to $3.2 million from $586,000.
--  Investment loss from the Company's proprietary investment accounts totaled $5.1 million, down from investment income of $17.5 million.
--  Trading losses amounted to $219,000, down from trading income of $2.1 million.
--  Total revenues decreased 78% to $6.1 million from $28.1 million.
--  Expenses for the first six months of this year decreased 22% to $10.7 million from $13.7 million.
--  Net loss equaled $2.8 million, or $0.45 basic and diluted loss per share, down from net income of $8.6 million, or $1.37 basic and diluted earnings per share.
--  As of June 30, 2006, the Company had $7.1 million in cash and receivables and $36.8 million in total shareholders' equity.
--  Net cash provided by the Company's operating activities in the first half of 2006 totaled approximately $263,000.
--  At the end of June 2006, the value of the Company's trading and investment securities was $27.2 million.
--  Under the stock repurchase plan in the first six months of 2006, the
    Company acquired 31,316 shares of its Common Stock in the open market at an average price of $6.50.
Chester L.F. Paulson, founder and Chairman of Paulson, stated, "The second quarter was an active period for Paulson with the completion of the Initial Public Offering for American Mold Guard, whereby we raised $19.5 million, and with the completion of a series of private placements, including two PIPE transactions -- all of which helped to drive the significant improvement in our corporate finance revenues. With over $27 million in investment and trading securities, coupled with the completion of several corporate finance transactions scheduled for the third quarter, Paulson is poised to take advantage of anticipated improved market conditions for the remainder of the year."

Also, due to the untimely passing of one of Paulson's valued employees, this quarter's public teleconference will be cancelled. The Company will resume hosting conference calls for the third quarter reporting period.

          PAULSON CAPITAL CORP. AND SUBSIDIARY
            CONSOLIDATED BALANCE SHEETS

                                     June 30,      December 31,
                                       2006            2005
                                   ------------    ------------
                                   (Unaudited)
Assets
    Cash and cash equivalents      $    124,492    $    129,549
    Receivable from clearing
     organization                     7,018,629      12,608,491
    Notes and other receivables         668,537       1,081,528
    Trading securities, at
     market value                     3,580,064       1,558,564
    Investment securities, at
     market value                    23,752,654      32,401,808
    Underwriter warrants, at
     estimated fair value             5,860,000       6,275,000
    Prepaid and deferred
     expenses                           392,393         674,328
    Furniture and equipment,
     net                                305,060         265,791

                                   ------------    ------------
       Total Assets                $ 41,701,829    $ 54,995,059
                                   ============    ============

Liabilities and Shareholders'
 Equity
    Accounts payable and
     accrued liabilities           $    352,605    $  1,243,866
    Payable to clearing
     organization                     1,306,118       3,182,347
    Compensation, employee
     benefits and payroll taxes         811,127       2,105,259
    Securities sold, not yet
     purchased, at market value             911          23,033
    Dividends payable                       345         929,317
    Income taxes payable                961,082       2,338,218
    Deferred income taxes             1,492,375       5,408,000
                                   ------------    ------------

       Total Liabilities              4,924,563      15,230,040

Commitments and Contingencies                 -               -

Shareholders' Equity
    Preferred stock, no par
     value; 500,000 shares
     authorized; none
     issued                                   -               -
    Common stock, no par value;
     20,000,000 shares
     authorized; shares
     issued and outstanding:
     6,170,132 and 6,195,448          1,831,866       1,817,100
    Retained earnings                34,945,400      37,947,919
                                   ------------    ------------
       Total Shareholders'
        Equity                       36,777,266      39,765,019

                                   ------------    ------------
       Total Liabilities and
        Shareholders' Equity       $ 41,701,829    $ 54,995,059
                                   ============    ============

          PAULSON CAPITAL CORP. AND SUBSIDIARY
    CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

                    For the Three Months Ended   For the Six Months Ended
                             June 30,                    June 30,
                    --------------------------  --------------------------
                        2006          2005          2006          2005
                    ------------  ------------- ------------  -------------
Revenues
    Commissions     $  4,076,360  $   3,743,269 $  8,179,394  $   7,884,326
    Corporate
     finance           3,178,920        465,970    3,232,188        585,955
    Investment
     income (loss)        75,735     12,361,430   (5,089,031)    17,513,929
    Trading income
     (loss)             (254,547)     1,410,822     (218,710)     2,112,826
    Interest and
     dividends            12,996         14,454       26,164         22,145
    Other                    440            165        1,614         11,334
                    ------------  ------------- ------------  -------------
                       7,089,904     17,996,110    6,131,619     28,130,515

Expenses
    Commissions and
     salaries          4,727,534      6,152,185    8,444,543     10,406,189
    Underwriting
     expenses            132,446        134,172      167,446        134,172
    Rent, telephone
     and quotation
     services            289,758        285,601      586,266        592,099
    Professional
     fees                226,090        346,350      450,377        789,116
    Travel and
     entertainment       211,307        100,923      253,339        161,069
    Advertising and
     promotion
     expense              49,669         89,615       85,703        145,310
    Settlement
     expense               4,750        256,375        4,750        518,543
    Depreciation
     and
     amortization         22,604         22,703       44,477         45,760
    Other                362,064        486,720      701,033        937,002
                    ------------  ------------- ------------  -------------
                       6,026,222      7,874,644   10,737,934     13,729,260
                    ------------  ------------- ------------  -------------

Income (loss)
 before income
 taxes                 1,063,682     10,121,466   (4,606,315)    14,401,255

Income tax expense
 (benefit)
Current                   14,749              -    2,114,639              -
Deferred                 327,524      4,048,572   (3,915,625)     5,760,502
                    ------------  ------------- ------------  -------------
Net income (loss)   $    721,409  $   6,072,894 $ (2,805,329) $   8,640,753
                    ============  ============= ============  =============

Basic net income
 (loss) per share   $       0.12  $        0.97 $      (0.45) $        1.37
                    ============  ============= ============  =============

Diluted net income
 (loss) per share   $       0.12  $        0.97 $      (0.45) $        1.37
                    ============  ============= ============  =============

Shares used in per
 share
 calculations:
  Basic                6,183,719      6,263,504    6,186,441      6,310,812
                    ============  ============= ============  =============
  Diluted              6,231,599      6,279,622    6,186,441      6,326,842
                    ============  ============= ============  =============
About Paulson Capital Corporation

Paulson Capital Corporation is the parent company to Paulson Investment Company, Inc. Located in Portland, Oregon, Paulson Investment Company is the Northwest's largest independent brokerage firm and a national leader in public offerings of small and emerging growth companies with capital needs of $5 million to $45 million. Founded by Chet Paulson in 1970, it has managed or underwritten more than 150 public offerings and has generated more than $1 billion for client companies.

This release may contain "forward-looking statements" based on current expectations but involving known and unknown risks and uncertainties. Actual results of achievements may be materially different from those expressed or implied. The Company's plan and objectives are based on judgments with respect to future conditions in the securities markets as well as general assumptions regarding the economy and competitive environment in the securities industry, which can be volatile and out of our control. In particular, we make assumptions about our ability to complete corporate finance transactions and increase the volume and size of our securities trading operations, which are difficult or impossible to predict accurately and often beyond the control of the Company. Therefore, there can be no assurance that any forward-looking statement will prove to be accurate.

FOR MORE INFORMATION, PLEASE CONTACT:
Dodi Handy
President and CEO
Elite Financial Communications Group
407-585-1080
Via email at plcc@efcg.net